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                                                                    EXHIBIT 10.3

                            KMART HOLDING CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT

         NONQUALIFIED STOCK OPTION AGREEMENT, entered into as of May 6, 2003, between Kmart Holding Corporation, a Delaware corporation ("Holding"), and Julian C. Day (the "Executive"), an employee of Kmart Management Corporation, a Michigan corporation ("Management");

         WHEREAS, Kmart Corporation ("Kmart") and the Executive have entered into that certain amended and restated employment agreement, dated as of January 17, 2003 (the "Employment Agreement"), pursuant to which, among other things, Kmart agreed to grant to the Executive a nonqualified option to purchase shares of its common stock pursuant to the terms of an equity incentive plan to be adopted by Kmart in connection with its emergence from bankruptcy (the "Initial Option");

         WHEREAS, pursuant to that certain Assignment, Assumption and Amendment Agreement dated as of May 6, 2003, by and among Holding, Management, Kmart and the Executive, it was acknowledged and agreed that the Initial Option would relate to shares of common stock of Holding;

         WHEREAS, as of the date hereof, Holding has not adopted an equity incentive plan under which the Initial Option may be granted, but Holding nevertheless desires to grant such Option to the Executive;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Capitalized Terms. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Employment Agreement.

2. Grant. Holding hereby grants to the Executive, as of the date hereof (the "Grant Date"), a nonqualified stock option (the "Option") to purchase an aggregate of 1,709,498 shares of Holding's common stock, par value $0.01 per share ("Common Stock"), on the terms and conditions herein set forth.

3. Equity Plan. At such time as Holding shall have adopted (and, if required, there shall have been approved by Holding's shareholders) an equity incentive plan under which stock options may be granted (the "Plan"), the Option and this Agreement shall be subject to the terms of such Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement and the applicable provisions of the Employment Agreement. Without limiting the generality of the foregoing, the Option shall become fully vested and exercisable upon the occurrence of a "change in control" (as defined in the Plan).

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4.       Option Term. Subject to earlier termination as provided herein, the
         Option shall expire on the tenth anniversary of the Grant Date.

5. Purchase Price. The purchase price with respect to 1,139,665 shares of the Common Stock covered by the Option (such shares, "Part A") shall be $10.00 per share. The purchase price with respect to 569,833 shares of the Common Stock covered by the Option (such shares, "Part B") shall be $20.00 per share.

6. Vesting/Exercisability. The Option shall become vested and exercisable in accordance with the following schedule of vesting dates, provided that the Executive is employed by Management or a subsidiary or affiliate thereof as of each such date. The Option may be exercised either for the total number of shares granted, or for less than the total number in multiples of 100 shares.

------------------------------------------------------------------------------
   Date First Vested
    and Exercisable                     Number of Shares
------------------------------------------------------------------------------
      May 6, 2004        284,917 shares of Part A, 142,459 shares of Part B
------------------------------------------------------------------------------
      May 6, 2005        284,916 shares of Part A, 142,458 shares of Part B
------------------------------------------------------------------------------
      May 6, 2006        284,916 shares of Part A, 142,458 shares of Part B
------------------------------------------------------------------------------
      May 6, 2007        284,916 shares of Part A, 142,458 shares of Part B
------------------------------------------------------------------------------

7. No Rights as a Shareholder. The Executive or other permitted holder of the Option shall have none of the rights of a shareholder with respect to the shares covered by the Option until the shares are issued or transferred to such holder upon exercise of the Option.

8. Method of Exercise. Upon the exercise of the Option, the purchase price may be paid (a) in cash or cash equivalents, or (b) by tendering to Holding shares of Common Stock already owned by the Executive, which, in the case of shares of Common Stock purchased by the Executive pursuant to the exercise of an option granted by Holding, have been held by the Executive for no less than six months following the date of such purchase, in any case having a total Fair Market Value (as defined in the Plan) less than or equal to the aggregate purchase price, (c) to the extent permitted by law, by a "cashless exercise" procedure approved by the Compensation and Incentives Committee of the board of directors of Holding or any other committee of the board of directors of Holding performing similar functions (the "Committee"), or (d) by a combination of the foregoing methods. The Option shall be exercised by written notice of election in such form as shall be determined by the Committee and delivered in person or by regular mail to Holding at its principal executive office.

9. Withholding. Holding may, in its discretion, require that the Executive pay to Holding at or after (as determined by the Committee) the time of exercise of any portion of the Option any such additional amount as Holding deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise of the Option. Subject to the approval of the Committee, the Executive may satisfy the foregoing requirement by (a) tendering

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         to Holding shares already owned by the Executive, which, in the case of shares of Common Stock purchased by the Executive pursuant to the exercise of an option granted by Holding, have been held by the Executive for no less than six months following the date of such purchase, or (b) by electing to have Holding withhold from delivery Option Shares, provided that, in either case, such shares have a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a election (subject to the approval of the Committee) may be made with respect to all or any portion of the Option Shares to be delivered pursuant to the Option.

10.      Effect of Termination of Employment.

         (a) If the employment of the Executive with Management and its subsidiaries and affiliates is terminated by reason of his death or Disability, or under circumstances entitling him to payments and benefits pursuant to Section 9(c) of the Employment Agreement, that portion of the Option that would have become vested and exercisable during the 24-month period immediately following such termination of employment shall become vested and exercisable as of the date of such termination of employment and the remaining unvested portion of the Option shall immediately be forfeited and cancelled. Any portion of the Option that is or becomes vested and exercisable pursuant to this Section 10(a) as of the date of the Executive's termination of employment shall be exercisable by the Executive (or other Option holder, as applicable) for the period ending on the earlier to occur of (i) 24 months following the date of such termination of employment and (ii) the expiration of the Option.

         (b) If the employment of the Executive with Management and its subsidiaries and affiliates is terminated other than as provided under Section 10(a) above, the Option shall immediately be forfeited and cancelled in its entirety as of the date of such termination of employment.

         (c) If the employment of the Executive with Management and its subsidiaries and affiliates is terminated by reason of his death or Disability, or under circumstances entitling him to payments and benefits pursuant to Section 9(c) of the Employment Agreement, Holding shall be entitled, upon exercise of the Option, to purchase from the Executive (or other Option holder, as applicable), and if requested the Executive (or other Option holder, as applicable) shall be required to sell to Holding, any or all of the shares of Common Stock acquired upon such exercise (such shares, "Option Shares"). The purchase price to be paid by Holding with respect to any Option Shares repurchased pursuant to this Section 10(c) shall be the closing price on the NASDAQ (or other exchange on which the Common Stock is then traded) on the last trading day prior to the date of such repurchase by Holding.

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11.      Adjustment. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of Holding, issuance of warrants or other rights to purchase Common Stock or other securities of Holding, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available pursuant to the Option, then the Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares subject to the Option and the purchase price of such shares.

12. Transferability of Option. The Option shall not be transferable other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Executive's lifetime only by the Executive or by his guardian or legal representative.

13. Laws and Regulations. No shares of Common Stock shall be issued under this Option unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to the Executive hereunder on the Executive's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

14. Registration. As soon as practicable, but in no event later than the first anniversary of the Grant Date, Holding shall, at its expense, cause the shares of Common Stock subject to the Option to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and registered or qualified under applicable state law, to be freely resold. Holding shall thereafter use its best efforts to maintain the effectiveness of such registration and qualification for so long as the Executive holds the Option (or any portion thereof) or any of the Option Shares, or until such earlier date as such Option Shares may otherwise be freely sold under applicable law.

15. Notices. Any notices required or permitted hereunder shall be addressed to Holding at its corporate headquarters, attention: General Counsel, or to the Executive at the address then on record with Holding, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

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17.      Successor. This Agreement shall bind and inure to the benefit of
         Holding, its successors and assigns, and the Executive and his or her personal representatives and assigns.

18. Amendment. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

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         IN WITNESS WHEREOF, Holding has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.

                                            KMART HOLDING CORPORATION

                                            _________________________
                                            Name:
                                            Title:

ACCEPTED:

The undersigned hereby acknowledges having read this Nonqualified Stock Option Agreement and hereby agrees to be bound by all provisions set forth herein.

                                            __________________________
                                            Executive

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